Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Dec 11 2019 6:29PM
Original ID: 2019-000889610

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
EPC Bio Technologies Inc.

II. The name and physical address of the registered agent of the corporation is:
Registered Agent Solutions, Inc.
125 S King St
PO Box 2922
Jackson, WY 83001

III. The mailing address of the corporation is:
1100 Wilshire Boulevard, Suite 2707
Los Angeles, California 90017

IV. The principal office address of the corporation is:
1100 Wilshire Boulevard, Suite 2707
Los Angeles, California 90017

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	2,000,000	Common Par Value:	$0.0000
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
Durdana Karim
1100 Wilshire Boulevard, Suite 3305, Los Angeles, California 90017

VII. The liability of the directors, officers and agents of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Wyoming law.

The corporation is authorized to provide indemnification of directors, officers and agents to the fullest extent permissible under Wyoming law.

Any repeal or modification of any provision of this Article shall not adversely affect any right or protection of a director, officer or agent of the corporation existing at the time of such repeal or modification.

Signature: *Durdana Karim* Date: **12/11/2019**

Print Name: **Durdana Karim**

Title: **Incorporator**

Email: **durdana@encorelaw.com**

Daytime Phone #: **(213) 559-7395**

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Durdana Karim

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*Durdana Karim*	Date:	**12/11/2019**
Print Name:	**Durdana Karim**		
Title:	**Incorporator**		
Email:	**durdana@encorelaw.com**		
Daytime Phone #:	**(213) 559-7395**		

Secretary of State

Consent to Appointment by Registered Agent

Registered Agent Solutions, Inc., whose registered office is located at **125 S King St, PO Box 2922, Jackson, WY 83001**, voluntarily consented to serve as the registered agent for **EPC Bio Technologies Inc.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Durdana Karim* Date: **12/11/2019**

Print Name: **Durdana Karim**

Title: **Incorporator**

Email: **durdana@encorelaw.com**

Daytime Phone #: **(213) 559-7395**

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

EPC Bio Technologies Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **11th** day of **December**, **2019** at **6:29 PM.**

Remainder intentionally left blank.

Filed Date: 12/11/2019

Secretary of State

Filed Online By:

Durdana Karim

on 12/11/2019

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 05/22/2023 01:22 PM
Original ID: 2019-000889610
Amendment ID: 2023-004182305

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

Intec Bioplastics, Inc.

2. Article number(s) I and III and IV is amended as follows:
***See checklist below for article number information.**

The common share are 5,000,000,000
Par value of the shares are 0.00001

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 04/28/2023 .
(Date – mm/dd/yyyy)

Received
MAY - 8 2023
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☑ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ______________________ **Date:** 04/28/2023
(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Edward Showalter

Title: Chairman of Board

Contact Person: Edward Showalter

Daytime Phone Number: 702-576-2739

Email: edward@intecbioplastics.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- ☑ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- ☐ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☐ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**